Exhibit 10.7

Purchase and Sales Contract

Seller: Qianxinan Aosen Forestry Ltd. ; (“Party A”)
Buyer: Guizhou Shuanghe Industrial Trade Co., Ltd. ; (“Party B”)
Through negotiation and in accordance with applicable economic laws of the People’s Republic of
China, Party B agrees to purchase fiberboards from Party A under the following terms and conditions:
I.	Product type, specifications, grade, quantity, unit price, and value

	Specifications -			Ex-Works	Total Price
Type	Thickness (mm)	Grade	Quantity	Unit Price	(Yuan)
Fiberboard		Grade 1	692300	63	43,614,900

Total	Forty-three million, six hundred and ten thousand yuan
(in writing)

II.	Quality standard: GB/T111718-1999, GB18580-2001.

III.	Delivery:

1.	Transportation: truck or train

2.	Place of delivery: Guiyang

3.	Packing: Party A must place plates at the top and bottom of the fiberboards, and wrap them with plastic film and plastic tape at its own cost. Party A is not responsible for pack boards transported in bulk.

4.	Transport cost: Party B must pay for the transport.

IV.	Payment: Party B must deliver the fiberboards upon receipt of the payment in cash. Both parties may renegotiate the price if the market price changes.

V.	Invoicing: Party A must issue a VAT invoice for Party B’s payment. Party B must provide a transport invoice issued by the transportation authority for the fiberboards.

VI.	Inspection and objection: Party B must make an objection to the quantity and appearance upon the arrival of fiberboards and will otherwise be deemed to have accepted the products. Party B must file an objection in writing to the quality of Party A’s products within seven (7) days after the products reach Party B’s location or otherwise will be deemed to have accepted Party A’s products.

VII.	Party A’s liability for breach: Party A must deliver products that fully match the samples in terms of type, model, specification, design, color, and quality. In case of any discrepancy, Party A must refer the products to after-sales procedures.

VIII.	Party B’s liability for breach: Party B must not reject products shipped by Party A to Party B as agreed herein for any reason or otherwise is liable for any costs thus caused. Party A will withhold goods if Party B fails to make the payment in full. The deficiency will count as part of the total payment for the next batch of goods.

IX.	Freight insurance: The carrier is responsible for loss of goods during delivery by truck. In the case of delivery by train, Party A must have the goods' value insured. Party A must assist the carrier in handling the loss of goods during the delivery according to relevant rules through consultation. Party B is responsible for the risks and costs incurred after the goods reach Party B’s designated location.

X.	Miscellaneous

1.	Party A agrees to serve Party B in good faith;

2.	Party A will furnish Party B with promotional materials, such as copies of the production certificate, product inspection report, and relevant certificates Party A has obtained;

3.	Party B must promote and apply Party A’s products, safeguard Party A’s rights and interests, and maintain the confidentiality of Party A’s trade secrets;

4.	Party B must promote and apply Party A’s products, safeguard Party A’s rights and interests, and maintain the confidentiality of Party A’s trade secrets;

5.	During the inspection, Party B may file a complaint against Party A's products in terms of type, quantity, quality and specification by phone or fax. After receiving the complaint, Party A agrees to send personnel to Party B’s location within two days in Guozhou and within 15 days outside Guizhou;

6.	Should Party A fail to handle the issue at Party B’s location within the agreed time, Party A is deemed to have accepted Party B’s objection and solution. Party B’s written complaint must specify the contract number, waybill number, license plate number, dates of shipment, production, and arrival, certify the product name, model, specification, marking, batch number, quantity, packing, and provide requirements for handling the products that fail to meet the agreed standards;

7.	After reaching Party B’s designated location, Party A’s after-sales representatives will count and sort the products in question in terms of stacking, deformation, color change, seepage, damage and processing and complete a After-Sales Form that indicates the actual product quality, production batch, grade, quantity, and the suggested solution, which must be signed by both parties. These representatives must also mark, photo and videotape the corrected products;

10.	Unless otherwise approved by Party A in writing, Party B must not cut fiberboards into smaller boards to produce surfaced products. Party A accepts no liability for compensating for any loss thus caused;

11.	Party B must stop using Party A’s products that exceed the agreed standards for length and diagonal and notify Party A immediately. Party A is not responsible for compensation if Party B has cut the fiberboards into smaller plates;

12.	Party B must request Party A for compensation for defective products before these products leave factory. Party A accepts no request for compensation after its products are shipped and installed;

13.	After the fiberboards are processed, Party A is only responsible for strength-related quality problems, such as loose sandwich layer and delamination;

14.	Party A is not responsible for compensation relating to usable and off-grade products.

XII.	Force majeure: Either party that cannot perform the contract due to force majeure must promptly inform the other party of the cause of its failure to implement the contract in full or in part so as to minimize the possible loss to the other party. After producing evidence for the failure, the affected party is allowed to postpone its performance or implement the contract partly, and is partly or fully relieved from its liability for breach as the case may be;

XIII.	Both parties must set out supplementary rules through negotiation for anything not covered herein. These rules have equal legal effect as this Contract;

XIV.	This Contract becomes effective from the date of being signed and stamped by both parties. During the term of the contract, neither party shall alter or cancel the contract without prior authorization;

XV.	This Contract remains effective from January 1 to December 13, 2009.

XVI.	This Contract is made in duplicate, one for each party.

Oct. 26 9:40	FAX 310	P.1

Party A:	Party B:
Address:	Address:
Legal representative:	Legal representative:
Authorized representative:	Authorized representative:
Bank of deposit:	Bank of deposit
Tel:	Tel:
A/C No.:	A/C No.: